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                                                                      Exhibit 21



                        PROVIDIAN FINANCIAL CORPORATION

                    SIGNIFICANT SUBSIDIARIES OF REGISTRANT


Name                                          Incorporated
----                                          ------------

Providian National Bank                       United States

Providian Bank                                Utah